Exhibit 99.1

Contacts

V.I. TECHNOLOGIES, INC. (VITEX)

JOHN R. BARR

617-926-1551

john.barr@vitechnologies.com

or

Thomas T. Higgins

617-926-1551

tom.higgins@vitechnologies.com

Vitex Reports Second Quarter Financial Results for 2004

Watertown, MA (August 5, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, today announced its financial results for the second quarter ended June 26, 2004.

For the second quarter of 2004, Vitex reported a net loss of $3.6 million or $0.07 per share, compared to a net loss of $6.6 million or $0.23 per share for the second quarter of 2003. Research and Development (R&D) spending decreased from $5.1 million in the second quarter of 2003 to $2.6 million in the second quarter of 2004. The reduction in spending reflects the combined effects of lower staffing levels and lower product development costs, as the majority of the product investment required to have been made by the Company for the filing of a BLA with respect to the INACTINE™ pathogen reduction system, as well as expenditures for the equipment and disposables required to commercialize the system, were made in prior periods. The Company continues to focus its efforts on successfully concluding the Phase III clinical trial of the INACTINE™ system for acute indications and its ongoing discussions with the FDA on the clinical trial program.

Vitex’s unrestricted cash balances at quarter-end were $10.5 million with a burn rate consistent with prior guidance from the Company. The cash balance at the end of the second quarter represents an anticipated cash horizon into the first quarter of 2005 at the Company’s current burn rate.

“The second quarter was quite exciting for Vitex as we took steps to expand our pipeline to include novel, potentially high value therapeutics while continuing to drive forward our program for INACTINE,” said Mr. John Barr, President and CEO of Vitex. “We signed a definitive merger agreement with Panacos Pharmaceuticals. Panacos continues to make outstanding progress with its lead compound PA-457 and is on track to start a Phase 2a proof of concept study later this year in HIV-infected patients. Meanwhile the Vitex clinical development team remained focused on advancing the Phase III study for INACTINE™ red cells in acute transfusions and continued to add interested, high quality sites to the trial. A series of recent press reports in the U.S., Europe and Asia has reinforced the challenge of ensuring a safe blood supply while relying on currently available technologies such as donor screening.”

Significant highlights for the second quarter include:

•	Vitex signed a definitive agreement to merge with Panacos Pharmaceuticals in an all stock transaction. The merger will significantly expand the Vitex pipeline into anti-infective therapeutics. Panacos’ lead product candidate, PA-457, is the first in a new class of oral HIV drug candidates that inhibits the last stage in the virus life cycle, virus maturation. PA-457 is designed to address today’s most pressing problem in HIV therapy, drug resistance and continues to demonstrate promising results in ongoing clinical trials including support for once daily oral dosing. The merger is subject to shareholder approval of both companies and is expected to close in August.

•	The Company expanded the number of sites participating in the Phase III INACTINE™ red blood cell acute transfusion study. The Company has now recruited twenty-four (24) trial sites to participate in the trial. Sixteen (16) are actively enrolling patients and one (1) is expected to start enrolling patients shortly. An additional seven (7) sites are either in the IRB process or being qualified to participate in the study. Since the beginning of the year, the Company has implemented additional monitoring to enhance the safety of the study.

•	The Vitex development team, in partnership with an outside design firm, has made significant progress in designing a next generation removal system to simplify the equipment, disposable requirements and footprint in the blood center required to implement the INACTINE™ process. This work is being funded by a government grant (Phase 1 and Phase 2 Fast Track SBIR).

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology, currently in a Phase III clinical trial for use in acute transfusions, is designed to inactivate a wide range of viruses, bacteria and parasites in units of red blood cells, and has also demonstrated its ability to remove prion proteins from red cell units. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: http://www.vitechnologies.com.

Vitex recently announced that it has entered into a definitive merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger, which is subject to the approval of the shareholders of Vitex and Panacos, are contained in the Joint Proxy Statement/ Prospectus dated July 13, 2004 and in the Form S-4 Registration Statement on file with the Securities and Exchange Commission. The merger is expected to close during August 2004.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex filed a Registration Statement on Form S-4, as amended, in connection with the merger, and Vitex and Panacos have mailed a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees will be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger is available in the Joint Proxy Statement/Prospectus.

(Financial tables follow)

V.I. TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	June 26, 2004	June 28, 2003	June 26, 2004	June 28, 2003
Revenues:
Research funding	$181	$104	$309	$209

Costs and expenses:
Research and development costs	2,598	5,122	5,159	10,296
General and administrative expenses	1,191	1,241	2,454	2,518

Total operating costs and expenses	3,789	6,363	7,613	12,814

Loss from operations	(3,608)	(6,259)	(7,304)	(12,605)

Other expense, net	(25)	(310)	(59)	(328)

Net loss	$(3,633)	$(6,569)	$(7,363)	$(12,933)

Basic and diluted net loss per share	$(0.07)	$(0.23)	$(0.15)	$(0.51)

Weighted average number of shares	53,658	27,985	50,693	25,389

V.I. TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	June 26 2004	December 27, 2003
Cash	$10,468	$4,258
Restricted cash	639	590
Other current assets	1,243	4,815
Property and equipment, net	2,965	3,119
Goodwill and intangibles, net	2,994	3,118
Other assets	—	1,379

Total assets	$18,309	$17,279

Accounts payable and accrued expenses	$2,550	$1,639
Deferred revenue	878	954
Term debt obligations	1,924	2,441
Stockholders’ equity	12,957	12,245

Total liabilities and stockholders’ equity	$18,309	$17,279